                                                                    EXHIBIT 3.17

                          CERTIFICATE OF INCORPORATION
                                       OF
                         QUAKER STATE MINIT-LUBE, INC.

      FIRST. The name of the corporation is Quaker State Minit-Lube, Inc.

      SECOND. The address of its registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD. The Corporation is organized under the provisions of the General Corporation Law of Delaware and shall have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under the General Corporation Law of Delaware.

      FOURTH. The total number of shares of capital stock which the Corporation shall have authority to issue is 5,000 shares of Common Stock. The par value of all shares shall be $1 per share.

      FIFTH. The name and mailing address of the incorporator is as follow:

            Name                          Mailing Address
            ----                          ---------------

      Herbert P. Butcher            255 Elm Street
                                    Oil City, Pennsylvania 16301

      SIXTH. The names and addresses of the persons who are to serve as directors until the first annual meeting of the stockholders or until their successors are elected and qualify, are as follows:

            Name                          Mailing Address
            ----                          ---------------

      Roger A. Markle               255 Elm Street
                                    Oil City, Pennsylvania 16301

      Quentin E. Wood               255 Elm Street
                                    Oil City, Pennsylvania 16301

      John P. Pearson               255 Elm Street
                                    Oil City, Pennsylvania 16301

      Enes "Sam" Alacano            150 East 9th South
                                    Salt Lake City, Utah 84111

      George D. Morgan              150 East 9th South
                                    Salt Lake City, Utah 84111

      David L. Reynolds             150 East 9th South
                                    Salt Lake City, Utah 84111

      William G. Gee                150 East 9th South
                                    Salt Lake City, Utah 84111

      SEVENTH. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating powers of the Corporation and its directors and stockholders:

            (a) Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

            (b) The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and to merge, sell its assets and take other corporate action, to the extent and in the manner now or hereafter permitted or prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

            (c) In furtherance and not in limitation of the power conferred upon the directors by law, the directors shall have power to make, adopt, alter, amend and repeal, from time to time, the by-laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal by-laws made by the directors.

      THE UNDERSIGNED, Herbert P. Butcher, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate of Incorporation, hereby declaring and certifying that this is the act and deed of the incorporator and the facts herein stated are true, and accordingly the undersigned has duly executed this Certificate of Incorporation this 6th day of September, 1985.


                                        /s/ Herbert P. Butcher, Jr.
                                        ----------------------------------------
                                        Herbert P. Butcher, Jr.

       CERTIFICATE OF AMENDMENT OF
       CERTIFICATE OF INCORPORATION

================================================================================

..     QUAKER STATE MINIT-LUBE, INC.

      a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY:

..     FIRST: That at a meeting of the Board of Directors of QUAKER STATE
      MINIT-LUBE, INC. held November 19, 1993, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

      RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

      "The name of the corporation is Q Lube, Inc."

..     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

..     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

..     FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

..     IN WITNESS WHEREOF, said QUAKER STATE MINIT-LUBE, INC. has caused this certificate to be signed by Jeffrey J. O'Neill, its President, and George
      D. Morgan, its Secretary, this 8th day of December, 1993.


                                        BY: /s/ Jeffrey J. O'Neill
                                            ------------------------------------
                                                  President


                                        ATTEST: /s/ George D. Morgan
                                            ------------------------------------
                                                 Secretary